UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 31, 2013
ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) At a meeting held on January 31, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ICU Medical, Inc. (the “Company”) approved the payment of cash bonuses under the Company’s 2008 Performance-Based Incentive Plan (the “Bonus Plan”). The Bonus Plan, intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code, was previously approved by the Company’s stockholders at the 2008 annual meeting of the stockholders and amended by the Board on March 30, 2011 to permit all of the named executive officers to participate. The cash bonuses were based on the Company’s performance during fiscal year 2012 and, for Mr. Lamb, Mr. Riggs and Ms. Burcar, the achievement of an individual performance goal.

Officer	Cash Bonus

George A. Lopez, M.D.	$891,379
Scott E. Lamb	$230,174
Steven C. Riggs	$175,049
Richard A. Costello	$160,927
Alison D. Burcar	$119,351

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: February 5, 2013	/s/ SCOTT E. LAMB Scott E. Lamb Secretary, Treasurer and Chief Financial Officer